Exhibit 10.5

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Agreement”), effective as of the 31st day of December, 2006, is made by LEXINGTON REALTY TRUST (f/k/a Lexington Corporate Properties Trust), a Maryland statutory real estate investment trust (“Guarantor”), to and for the benefit of LEXINGTON MASTER LIMITED PARTNERSHIP, a Delaware limited partnership (the “Partnership”). Capitalized terms not otherwise defined herein shall have the meaning ascribed in the Second Amended and Restated Agreement of Limited Partnership of the Partnership, as amended and supplemented to date (the “Partnership Agreement”).

WITNESSETH:

WHEREAS, the Guarantor and Newkirk Realty Trust, Inc., a Maryland corporation (which is the general partner of the Partnership), are parties to an Agreement and Plan of Merger, dated as of July 23, 2006 (the “Merger Agreement”);

WHEREAS, following the consummation of the merger contemplated by the Merger Agreement, a subsidiary of the Guarantor will become the general partner of the Partnership; and

WHEREAS, the Partnership is obligated to deliver the Cash Redemption Amount or Share Redemption Amount, as applicable, to the Redeeming Partners upon the redemption of all or a portion of Partnership Units held by the Redeeming Partners in accordance with the terms and conditions of the Partnership Agreement;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereto agree as follows:

1.            If the Partnership and/or the General Partner shall fail to deliver to a Redeeming Partner the Cash Redemption Amount or Share Redemption Amount, as applicable, as contemplated by Sections 8.4.A. or C. of the Partnership Agreement, the Guarantor hereby guarantees that it will, upon written demand by the Redeeming Partner, arrange for the delivery of the Cash Redemption Amount or Share Redemption Amount, as applicable, pursuant to the terms and conditions of the Partnership Agreement.

2.            Notwithstanding anything in the Partnership Agreement to the contrary, in the event of a delivery of the Share Redemption Amount, the Guarantor shall have the right to include on the certificates evidencing such Share Redemption Amount any restrictive legend or such other restrictions on transfer that the Guarantor in its reasonable judgment shall determine are required to maintain the status of the Guarantor as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereto, or to comply with federal or state securities laws.

3.            The obligations of the Guarantor contained herein are absolute and inure to the benefit of the Limited Partners and may be enforced directly by the Limited Partners without taking any action, or exercising any diligence, to cause the Partnership and/or the

General Partner to deliver the Share Redemption Amount or Cash Redemption Amount, as applicable, directly.

4.            Any notice, demand or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to (i) Lexington Realty Trust at the following address: One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: General Counsel, and (ii) the Partnership at the following address: c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: General Counsel.

5.            This Agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of laws.

6.            This Agreement may not be modified, amended or otherwise changed in any manner except by a writing executed by the Guarantor, the Partnership and the holders of a majority of the then outstanding Partnership Units held by the Limited Partners.

[Signature Page Follows]

THIS GUARANTY AGREEMENT has been signed as of the date first set forth above.

LEXINGTON REALTY TRUST

By: /s/ T. Wilson Eglin

Name: T. Wilson Eglin
Title: Chief Executive Officer

Guaranty Agreement